UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 2, 2022

Diebold Nixdorf, Incorporated

(Exact name of registrantas specified in its charter)

Ohio	1-4879	34-0183970

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

50 Executive Parkway, P.O. Box 2520 Hudson, Ohio	44236

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 490-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common shares, $1.25 par value per share	DBD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02    Results of Operations and Financial Condition

On August 2, 2022, Diebold Nixdorf, Incorporated (the “Company”) issued a news release announcing its results for the second quarter of 2022 (the “News Release”). The News Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company also issued a shareholder letter (the “Letter”) which includes financial results. The Company intends to post a copy of the Letter to the investor relations page of its corporate website. A copy of the Letter is furnished as Exhibit 99.2 to this current report.

The information in this Item 2.02 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01    Financial Statements and Exhibits

  (d)    Exhibits.

Exhibit Number	Description

99.1	News release of Diebold Nixdorf, Incorporated dated August 2, 2022

99.2	Shareholder Letter of Diebold Nixdorf, Incorporated dated August 2, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold Nixdorf, Incorporated

Date: August 2, 2022	By:	/s/ Jeffrey Rutherford
		Name:	Jeffrey Rutherford
		Title:	Executive Vice President and Chief Financial
Officer
(Principal Financial Officer)